FOR IMMEDIATE RELEASE

ZOO ENTERTAINMENT, INC. ANNOUNCES PRICING
OF $9,600,000 PUBLIC OFFERING AND TRADING OF ITS SHARES ON THE
NASDAQ CAPITAL MARKET

Cincinnati, OH – July 7, 2010 - Zoo Entertainment, Inc. (the “Company” or “Zoo”) (NASDAQ CM: ZOO), a leading developer and marketer of interactive entertainment software, today announced it has priced its public offering of 1,600,000 shares of common stock, at a public offering price of $6.00 per share (before underwriting discounts and commissions), which is expected to result in gross proceeds of $9,600,000 to the Company.

The Company’s shares of common stock have been approved for listing on the NASDAQ Capital Market under the symbol “ZOO” and will begin trading today.  The offering is expected to close on or about July 12, 2010, subject to customary closing conditions.

As part of the public offering, the Company has granted the underwriter a 30-day option to purchase up to an additional 240,000 shares of common stock at the public offering price of $6.00 per share to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering for development of  www.indiepubgames.com and other digital initiatives, repayment of Solutions 2 Go advance and other general corporate purposes.

Roth Capital Partners, LLC (“Roth”) is acting as lead manager and ThinkEquity LLC is acting as co-manager for the offering.

A registration statement relating to the shares of common stock was declared effective by the Securities and Exchange Commission on July 7, 2010. The offering of the shares of common stock will be made only by means of a prospectus, copies of which may be obtained by contacting Roth at 24 Corporate Plaza Drive, Newport Beach, CA 92660, by calling 800-678-9147 or emailing rothecm@roth.com. An electronic copy of such documents is also available on the website of the Securities and Exchange Commission at http://www.sec.gov.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities. Any such offer may be made only pursuant to the Company's prospectus for the offering and only in states in which the offering is registered or exempt from registration and by broker-dealers authorized to do so. The securities offered by the prospectus are speculative and involve a high degree of risk.

About Zoo Entertainment
Zoo Entertainment is a developer, publisher, and distributor of interactive entertainment software targeting family-oriented mass-market consumers with retail prices ranging from $9.99 to $49.99 per title. Unlike most video game companies, we typically conceive of game concepts internally and then utilize external development teams and resources to develop the software products. Our entertainment software is developed for use on major consoles, handheld gaming devices, personal computers, and mobile smart-phone devices. We currently develop and/or publish video games that operate on platforms including Nintendo’s Wii, DS, and Game Boy Advance, Sony’s PlayStation Portable, PlayStation 2, and PlayStation 3, Microsoft’s Xbox 360 and Apple’s iPhone. We also develop and seek to sell downloadable games for emerging “connected services” including Microsoft’s Xbox Live Arcade, Sony’s PlayStation 3 Network, Nintendo’s Dsiware, Facebook, and for use on personal computers. In addition, we operate our website indiePub Games, www.indiepubgames.com, for independent software developers to compete for prizes and publishing contracts. indiePub Games is also a destination site for gaming enthusiasts to play free games, vote in contests, and participate in the development of innovative entertainment software.

Our current video game titles and overall business strategy target family-oriented, mass-market consumers. Rather than depending on a relatively limited number of “blockbuster” titles to generate our revenue, we focus on delivering a consistent portfolio and broad stream of strong titles at compelling values. In some instances, these titles are based on licenses of well-known properties such as Jeep, Hello Kitty, Shawn Johnson, and Remington, and in other cases, based on our original intellectual property. Our games span a diverse range of categories, including sports, family, racing, game-show, strategy and action-adventure, among others. In addition, we develop video game titles that are bundled with unique accessories such as fishing rods, bows, steering wheels, and guns, which help to differentiate our products and provide additional value to our target demographic. Our focus is to create more product and value for our customer while simultaneously putting downward pressure on our development expenditures and time to market.

For more information, please visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Entertainment is engaged; demand for the products and services that Zoo Entertainment provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.'s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.

Contact:
Investor Contacts:
Moira Conlon
Financial Profiles, Inc.
Tel: 310-478-2700 x11
mconlon@finprofiles.com
or
Tricia Ross
Financial Profiles, Inc.
Tel: 916-939-7285
tross@finprofiles.com

Press Contact:
Dennis Chacon
Telephone: 513-824-8297
IR@zoogamesinc.com